As filed with the Securities and Exchange Commission on August 7, 2009.

Registration No. 333-

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-10

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NORTH AMERICAN ENERGY PARTNERS INC.

(Exact name of Registrant as specified in its charter)

Canada	1629	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if any)

Zone 3, Acheson Industrial Area

2-53016 Highway 60

Acheson, Alberta T7X 5A7

(780) 960-7171

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

(212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Gary W. Orloff Bracewell & Giuliani LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002-2770 Phone: (713) 221-1306 Fax: (713) 221-2166	David Blackley North American Energy Partners Inc. Zone 3, Acheson Industrial Area 2-53016 Highway 60 Acheson, Alberta T7X 5A7 Phone: (780) 960-7171

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

Province of Alberta, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	Upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	At some future date (check appropriate box below).
	1.	☐	Pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
	2.	☐

Pursuant to Rule 467(b) on (            ) at (            ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (            ).

	3.	☐

Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☒	After the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Shares	US$139,418,162	US$192,755,864	US$10,756

(1)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. Maximum aggregate offering price calculated as CAN$150,000,000 to be offered by the Registrant, plus US$53,337,702 to be offered by the selling shareholders (calculated as 9,750,951 shares multiplied by US$5.47 per share, the average of the high and low prices on the New York Stock Exchange on July 31, 2009). Canadian dollar amounts are converted to U.S. dollars based on the Bank of Canada noon rate of CS1.0759 = US$1.00 on August 6, 2009.

If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I.

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

A copy of this preliminary short form prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada, except Québec, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

This short form prospectus has been filed under legislation in all provinces and territories of Canada, except Québec, that permit certain information about these securities to be determined after this prospectus has become final and that permit the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from David Blackley, Chief Financial Officer of North American Energy Partners Inc., at Zone 3, Acheson Industrial Area, 2-53016 Highway 60, Acheson, Alberta, T7X 5A7, Canada, telephone +1 (780) 960-7171 and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and Secondary Offering	August 7, 2009

North American Energy Partners Inc.

C$150,000,000 of Common Shares by the Company

9,750,951 Common Shares by the Selling Shareholders

North American Energy Partners Inc. (the “Company”, “us” or “we”) may offer to the public from time to time Common Shares (“Common Shares”) up to a total offering price of $150,000,000 (or its equivalent in U.S. dollars or any other currency or currency unit used to denominate the Common Shares) during the 25-month period that this short form base shelf prospectus (the “Prospectus”), including any amendments hereto, remains valid. In addition, certain shareholders of the Company identified in this Prospectus (the “Selling Shareholders”) may offer to sell up to 9,750,951 Common Shares during the 25-month period that this Prospectus remains valid. The Selling Shareholders may sell none, some or all of their Common Shares offered by this Prospectus. We cannot predict when or in what amounts the Selling Shareholders may sell any of their Common Shares offered by this Prospectus. The prices at which the Selling Shareholders may sell their Common Shares will be determined by the prevailing market price for the Common Shares or in negotiated transactions. The Company will not receive any of the proceeds from the Selling Shareholders’ sales of the Common Shares offered by this Prospectus. The Company’s head office is located at Zone 3, Acheson Industrial Area, 2-53016 Highway 60, Acheson, Alberta, T7X 5A7, Canada, and its registered office is located at 1000 Canterra Tower, 400 Third Avenue S.W., Calgary, Alberta, T2P 4H2, Canada.

The specific variable terms of any offering of Common Shares will be set forth in the applicable Prospectus Supplement (a “Prospectus Supplement”), including, the number of Common Shares offered, the offering price and any other specific terms. The Company reserves the right to include in a Prospectus Supplement specific variable terms pertaining to the Common Shares that are not within the options and parameters set forth in this Prospectus. All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference in this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Common Shares to which the Prospectus Supplement pertains.

The Company and the Selling Shareholders may sell the Common Shares to or through underwriters or dealers purchasing as principals pursuant to applicable statutory exemptions, and may also sell the Common Shares to one or more purchasers directly or through agents. The Prospectus Supplement relating to a particular offering of Common Shares will identify each underwriter, dealer or agent engaged in connection with the offering and sale of Common Shares, and will set forth the method of distribution of such Common Shares, including the proceeds to the Company and the applicable Selling Shareholders and any fees, discounts or any other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution.

The outstanding Common Shares are listed for trading on the Toronto Stock Exchange (the “TSX”) and the New York Stock Exchange (“NYSE”) under the symbol “NOA.” On August 6, 2009, the last trading day prior to the date of this prospectus, the closing price of the Common Shares on the TSX was C$6.50 and the closing price of the Common Shares on the NYSE was US$6.05.

Certain of our directors, as well as certain of the experts named in this Prospectus, may reside outside of Canada. Furthermore, substantially all of the assets of those persons may be located outside of Canada. It may not be possible for investors to effect service of process within Canada upon the experts or the directors referred to above. In addition, it may not be possible to enforce against our directors and certain of the experts named in this Prospectus, judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable securities laws in Canada.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with the disclosure requirements of Canada. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein have been prepared in accordance with Canadian generally accepted accounting principles, and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the Common Shares described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

The enforcement by investors of civil liabilities under the federal securities laws of the United States may be affected adversely by the fact that we are incorporated under the laws of Canada, that some of our officers and directors are residents of Canada, that some of the underwriters or experts named in the registration statement are residents of a foreign country, and that all or a substantial portion of our assets and such persons may be located outside the United States.

The Selling Shareholders are incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or reside outside of Canada. Although the Selling Shareholders have appointed or will appoint North American Energy Partners Inc. at Zone 3, Acheson Industrial Area, 2-53016 Highway 60, Acheson, Alberta, T7X 5A7, Canada, as their respective agent(s) for service of process in each of the provinces and territories of Canada, except Québec, it may not be possible for investors to enforce judgements obtained in Canada against the Selling Shareholders.

An investment in the securities offered hereunder is speculative and involves a high degree of risk. The risk factors identified under the heading “Risk Factors” in this Prospectus and under the heading “Risks and Uncertainties” in our annual information form and Form 40-F (as defined herein) should be carefully reviewed and evaluated by prospective subscribers before purchasing the securities being offered hereunder.

i

GENERAL MATTERS

You should rely only on the information contained or incorporated by reference in this Prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus may only be used where it is legal to sell these securities. The information in this Prospectus may only be accurate on the date of this Prospectus and the information in the documents incorporated by reference in this Prospectus may only be accurate as of the respective dates of those documents.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from David Blackley, Chief Financial Officer of North American Energy Partners Inc., at Zone 3, Acheson Industrial Area, 2-53016 Highway 60, Acheson, Alberta, T7X 5A7, Canada, telephone +1 (780) 960-7171 and are also available electronically at www.sedar.com.

This Prospectus is part of a registration statement, which term includes all amendments thereto, on Form F-10 that we have filed with the Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”), covering the Common Shares offered by this Prospectus. As permitted by the rules and regulations of the SEC, this Prospectus omits certain information contained in the registration statement and the exhibits to the registration statement. You can read the registration statement and the exhibits and schedules filed with the registration statement or any reports, statements or other information we have filed or file, at the SEC Public Reference Room located at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the Public Reference Room and the SEC’s copying charges. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, information statements and other material that we file with the SEC. You can find reports and other information that we file electronically with the SEC by reference to our corporate name or to our CIK number, 0001368519. Because the Common Shares are listed on the New York Stock Exchange, our SEC filings are available to the public through the exchange at 20 Broad Street, New York, New York 10005.

Each Prospectus Supplement will be incorporated by reference in this Prospectus for the purpose of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of Common Shares to which the Prospectus Supplement pertains.

The following documents filed with the securities commissions or similar authorities in Canada are specifically incorporated by reference and form an integral part of this Prospectus. You should review them prior to making an investment decision:

(a)	our annual information form dated June 9, 2009 for the fiscal year ended March 31, 2009;

(b)

our audited annual consolidated financial statements and the auditor’s report thereon, consisting of the consolidated balance sheets of the Company as at March 31, 2009 and 2008 and the consolidated statements of operations, comprehensive (loss) income and deficit and cash flows for each of the fiscal years in the three-year period ended March 31, 2009;

(c)	our management’s discussion and analysis for the fiscal year ended March 31, 2009;

(d)	our management information circular dated July 31, 2009; and

(e)

our interim consolidated financial statements for the three months ended June 30, 2009, consisting of the interim consolidated balance sheets of the Company as at June 30, 2009 and the interim consolidated statements of operations, comprehensive income and (deficit) retained earnings and cash flows for the three months ended June 30, 2009 and 2008; and

(f)	management’s discussion and analysis for the three months ended June 30, 2009.

Any documents of the types referred to in the preceding paragraphs (a) through (f), any material change reports (other than confidential material change reports), business acquisition reports, information circulars and any financial statements and related management’s discussion and analysis, in each case filed by us with the securities commissions or similar authorities in Canada after the date of this Prospectus and prior to the completion or termination of these offerings, shall be deemed to be incorporated by reference in and form an integral part of this Prospectus. The documents incorporated or deemed to be incorporated by reference in this Prospectus contain meaningful and material information relating to us, and prospective investors should review all information contained in this Prospectus and the documents incorporated by reference in this Prospectus before making an investment decision. In addition, to the extent that any document or information incorporated by reference in this Prospectus is included in any report on Form 6-K, Form 40-F or Form 20-F that is filed with or furnished to the SEC, after the date of this Prospectus, that document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part. In addition, if we specifically state it in the applicable document, we may incorporate by reference in the registration statement of which this Prospectus forms a part information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it is made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Upon a new annual information form and the related audited annual consolidated financial statements (and the management’s discussion and analysis in respect thereof) being filed by the Company with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous audited annual consolidated financial statements, all interim consolidated financial statements (and the management’s discussion and analysis in respect thereof), material change reports and business acquisition reports filed by the Company prior to the commencement of the Company’s fiscal year in which the new annual information form was filed shall be deemed no longer to be incorporated in this Prospectus for purposes of future offers and sales of Common Shares hereunder. Upon interim consolidated financial statements (and the management’s discussion and analysis in respect thereof) being filed by the Company with the applicable securities regulatory authorities during the currency of this Prospectus, all interim unaudited consolidated financial statements (and the management’s discussion and analysis in respect thereof) filed prior to the new interim unaudited consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Common Shares hereunder. Upon a new management information circular relating to an annual meeting of shareholders of the Company being filed by the Company with the applicable securities regulatory authorities during the currency of this Prospectus, the management information circular for the preceding annual meeting of shareholders shall be deemed no longer to be incorporated by reference in this Prospectus for purposes of future offers and sales of Common Shares hereunder.

NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus, and the documents incorporated by reference or deemed to be incorporated by reference herein, may contain forward-looking information that is based on expectations and estimates as of the date of this Prospectus or such documents, as the case may be. Our forward-looking information is information that is subject to known and unknown risks and other factors that may cause future actions, conditions or events to differ materially from the anticipated actions, conditions or events expressed or implied by such forward-looking information. Forward-looking information is information that does not relate strictly to historical or current facts, and can be identified by the use of the future tense or other forward-looking words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “should”, “may”, “could,” “would,” “target,” “objective”, “projection”, “forecast”, “continue”, “strategy”, “intend,” “position” or the negative of those terms or other variations of them or comparable terminology. In particular, any statements, express or implied, regarding future actions, conditions or events, future operating results or the ability to generate revenue, income, cash flow or to pay dividends on Common Shares is forward-looking information. Forward-looking information is not a guarantee of performance. All statements, other than statements of historical facts, included or incorporated by reference in this Prospectus that address activities, events or developments that are expected, believed or anticipated to occur or that may occur in the future are forward-looking information.

While we anticipate that subsequent events and developments may cause our views to change, we do not have an intention to update any forward-looking information, except as required by applicable securities laws. There can be no assurance that the events or results of the forward-looking information will occur, or if any of them do, what impact they will have on our results of operations or financial condition, as actual results and future events could differ materially from those expected or estimated in such information. Accordingly, readers should not place undue reliance on any forward-looking information. See “Risk Factors” in this Prospectus and risks highlighted in materials filed with the securities regulatory authorities filed in the United States and Canada from time to time, including, but not limited to, our most recent annual management’s discussion and analysis and the disclosure in the documents incorporated by reference or deemed to be incorporated by reference herein for further information with respect to forward-looking information in those documents.

NON-GAAP FINANCIAL MEASURES

The body of generally accepted accounting principles applicable to us is commonly referred to as “GAAP.” A non-GAAP financial measure is generally defined by the SEC and by the Canadian securities regulatory authorities as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measures. EBITDA is calculated as net income (or loss) before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA (as defined within our credit agreement) is defined as EBITDA, excluding the effects of unrealized foreign exchange gain or loss, realized and unrealized gain or loss on derivative financial instruments, non-cash stock-based compensation expense, gain or loss on disposal of plant and equipment and certain other non-cash items included in the calculation of net income (or loss). We believe that EBITDA is a meaningful measure of the performance of our business because it excludes items, such as depreciation and amortization, interest and taxes, that are not directly related to the operating performance of our business. Management reviews EBITDA to determine whether plant and equipment are being allocated efficiently. In addition, our credit facility requires us to maintain a minimum interest coverage ratio and a maximum senior leverage ratio, which are calculated using Consolidated EBITDA. Non-compliance with these financial covenants could result in our being required to immediately repay all amounts outstanding under our credit facility. EBITDA and Consolidated EBITDA are not measures of performance under Canadian GAAP or U.S. GAAP and our computations of EBITDA and Consolidated EBITDA may vary from others in our industry. EBITDA and Consolidated EBITDA should not be considered as alternatives to operating income or net income as measures of operating performance or cash flows as measures of liquidity. EBITDA and Consolidated EBITDA have important limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under Canadian GAAP or U.S. GAAP. For example, EBITDA and Consolidated EBITDA do not reflect our cash expenditures or requirements for capital expenditures or capital commitments, do not reflect changes in or cash requirements for our working capital needs, do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt, exclude tax payments that represent a reduction in cash available to us, and do not reflect any cash requirements for assets being depreciated and amortized that may have to be replaced in the future. Consolidated EBITDA excludes unrealized foreign exchange gains and losses and realized and unrealized gains and losses on derivative financial instruments, which, in the case of unrealized losses, may ultimately result in a liability that will need to be paid and in the case of realized losses, represents an actual use of cash during the period. A reconciliation of net income (or loss) to EBITDA and Consolidated EBITDA can be found in our management’s discussion and analysis for the fiscal year ended March 31, 2009 available on SEDAR at www.sedar.com and EDGAR at www.sec.gov.

BUSINESS OVERVIEW AND STRATEGY

Business Overview

We provide a wide range of heavy construction and mining, piling and pipeline installation services to customers in the Alberta oil sands, mineral mining, commercial and public construction and conventional oil and gas markets. Our primary market is the Alberta oil sands, where we support our customers’ mining operations and capital projects. While we provide services through all stages of an oil sands project’s lifecycle, our core focus is on providing recurring services, such as contract mining, during the operational phase.

Operations

Our business is organized into three interrelated, yet distinct, operating segments:

•

Heavy Construction and Mining. Our Heavy Construction and Mining segment focuses primarily on providing surface mining support services for oil sands and other natural resources. This includes activities such as: (i) land clearing, stripping, muskeg removal and overburden removal to expose the mining area; (ii) the supply of labour and equipment to be operated within the customers’ mining fleet directly supporting the mining of ore; (iii) general support services including road building, repair and maintenance for both mine and treatment plant operations, hauling of sand and gravel and relocation of treatment plants; (iv) construction related to the expansion of existing projects including site development and construction of infrastructure; and (v) reclamation of completed mine sites to stringent environmental standards.

Most of these services are classified as recurring services and represent the majority of services provided by our Heavy Construction and Mining segment. Complimenting these services, the Heavy Construction and Mining segment also provides industrial site construction for mega-projects and underground utility installation for plant, refinery and commercial building construction.

•

Piling. Our Piling segment installs all types of driven, drilled and screw piles, caissons, earth retention and stabilization systems. Operating throughout Western Canada, this segment has a solid record of performance on both small and large-scale projects. Our Piling segment also has experience with industrial projects in the oil sands and related petrochemical and refinery complexes and has been involved in the development of commercial and community infrastructure projects.

•

Pipeline Installation. Our Pipeline segment installs transmission, distribution and gathering systems made of steel, fibreglass and/or plastic pipe in sizes up to 52” in diameter. Penstock installation services are also provided. This segment has successfully completed jobs of varying magnitude for some of Canada’s largest energy companies.

For a description of the industry and markets in which we operate, our competitive strengths, and our strategy, please refer to our annual information form for the fiscal year ended March 31, 2009 dated June 9, 2009.

USE OF PROCEEDS

The net proceeds to be derived from the issuance by the Company of the Common Shares offered by this Prospectus will be the issue price thereof less any underwriting discount or commission paid in connection therewith. Such net proceeds cannot be estimated at the date hereof as the amount thereof will depend on the extent to which the Common Shares are issued hereunder and the terms and conditions of such issuance. The specific use of proceeds and the business objectives to be achieved from the issuance of any Common Shares will be described in the relevant Prospectus Supplement. Proceeds that are not immediately required may be invested in short-term marketable securities.

The Company will not receive any proceeds from the sale of any Common Shares by a Selling Shareholder.

DESCRIPTION OF SHARE CAPITAL

General

Our articles of amalgamation authorize us to issue an unlimited number of voting Common Shares, which are referred to in this Prospectus as “Common Shares” and an unlimited number of Non-Voting Common Shares. As of August 6, 2009, we had 36,038,476 Common Shares outstanding, and no Non-Voting Common Shares outstanding.

Some of the statements contained herein are summaries of the material provisions of our articles of amalgamation relating to dividends, distribution of assets upon dissolution, liquidation or winding up and are qualified in their entirety by reference to our articles of amalgamation which can be found on www.sedar.com and www.sec.gov.

Voting Common Shares

In the event of our dissolution, liquidation or winding up, the holders of Common Shares are entitled to share equally and ratably in the assets available for distribution after payments are made to our creditors. Holders of Common Shares have no pre-emptive rights or other rights to subscribe for our securities. Each Common Share entitles the holder thereof to one vote in the election of directors and all other matters submitted to a vote of shareholders, and holders of Common Shares have no rights to cumulate their votes in the election of directors.

Non-Voting Common Shares

Except as prescribed by Canadian law and except in limited circumstances, the Non-Voting Common Shares have no voting rights but are otherwise identical to the Common Shares in all respects. The Non-Voting Common Shares are convertible into Common Shares on a share-for-share basis at the option of the holder if it transfers, sells or otherwise disposes of the converted Common Shares (1) in a public offering of our Common Shares; (2) to a third party that, prior to such sale, controls us; (3) to a third party that, after such sale, is a beneficial owner of not more than 2% of our outstanding voting shares; (4) in a transaction that complies with Rule 144 under the Securities Act; or (5) in a transaction approved in advance by regulatory bodies.

Dividends

Each Common Share has an equal and ratable right to receive dividends to be paid from our assets legally available therefor when, as and if declared by our board of directors. We have not declared or paid any dividends on our Common Shares since our inception, and we do not anticipate declaring or paying any dividends on our Common Shares for the foreseeable future. We currently intend to retain any future earnings to finance future growth. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors the board of directors considers relevant. In addition, our ability to declare and pay dividends is restricted by our governing statute, as well as the terms of our revolving credit facility and the indenture that governs our 8 3/4% senior notes. See “Description of Certain Indebtedness” in our most recent annual information form.

SELLING SHAREHOLDERS

This Prospectus relates to the qualification for sale by the holders of Common Shares listed in the table below (the “Selling Shareholders”), which table sets forth the name of each Selling Shareholder who may be offering shares under this Prospectus, the number of Common Shares held by such Selling Shareholder as of August 6, 2009 and the percentage of the outstanding Common Shares held by such Selling Shareholder. The Selling Shareholders or their permitted transferees may sell all or part of their Common Shares from time to time. The Selling Shareholders may sell none, some or all of their Common Shares offered by this Prospectus. We cannot predict when or in what amounts the Selling Shareholders may sell any of their Common Shares offered by this Prospectus. The prices at which the Selling Shareholders may sell their Common Shares will be determined by the prevailing market price for the Common Shares or in negotiated transactions.

All information with respect to share ownership has been furnished by or on behalf of the Selling Shareholders. The Company believes, based on information supplied by the Selling Shareholders, that except as may otherwise be indicated in the notes to the table below, each of them has sole voting and investment power with respect to the Common Shares held by them. Because the Selling Shareholders may sell all or part of their Common Shares, no estimates can be given as to the number of Common Shares that will be held by the Selling Shareholders upon termination of any offering made hereby.

Holder	Number of Common Shares Held as of August 6, 2009	% of Outstanding Common Shares
Sterling Group Partners I, L.P. Eight Greenway Plaza, Suite 702 Houston, Texas 77046	4,626,265	12.84%
Perry Luxco S.A.R.L. Carré Bonn 20, Rue de la Poste L-2346 Luxembourg	1,718,443(1)	4.77%
Perry Partners, L.P. 767 Fifth Avenue 19th Floor New York, New York 10153	2,161,361(1)	6.00%
Perry Partners International, Inc. 767 Fifth Avenue 19th Floor New York, New York 10153	718,662(1)	1.99%
William C. Oehmig Eight Greenway Plaza, Suite 702 Houston, Texas 77046	526,220(2)	1.46%

(1)

Richard Perry is the President and sole shareholder of Perry Corp., which is the investment manager of Perry Partners International, Inc. and the managing general partner of Perry Partners, L.P. Perry Partners International, Inc. is the indirect sole shareholder of the class of securities owned by Perry Luxco S.A.R.L. As such, Mr. Perry may be deemed to have beneficial ownership over the respective common shares owned by Perry Luxco S.A.R.L., Perry Partners, L.P. and Perry Partners International, Inc.; however, Mr. Perry disclaims such beneficial ownership, except to the extent of his pecuniary interest, if any, therein. Perry Corp. is an affiliate of Perry Strategic Capital Inc.

(2)	This number represents the number of Common Shares beneficially owned, or controlled or directed, directly or indirectly, by William C. Oehmig.

Common Shares shares may be sold under this Prospectus by way of a secondary offering by or for the account of certain of the Selling Shareholders. The Prospectus Supplement that we will file in connection with any offering of our Common Shares by Selling Shareholders will include the following information:

•	the number or amount of Common Shares being distributed for the account of each Selling Shareholder; and

•

the number or amount of securities to be owned by the Selling Shareholders after the distribution, and the percentage that number or amount represents of the total number of our outstanding securities.

PRIOR SALES

For the 12-month period preceding the date of this Prospectus, other than the stock option grants set out under the heading “2009 Financial Year Compensation” in our management information circular dated July 31, 2009, there have been no issuances of Common Shares of the Company and there have been no issuances of securities convertible into Common Shares of the Company.

TRADING PRICE AND VOLUME

Our Common Shares are listed and traded on the NYSE and the TSX under the symbol “NOA.” The following table sets forth, for the periods indicated, the high and low sale prices per share, as reported on the New York Stock Exchange and the Toronto Stock Exchange.

	New York Stock Exchange				Toronto Stock Exchange
	Low		High		Low		High
2008
September	US$	8.73	US$	16.00	C$	9.17	C$	16.95
October		2.34		10.53		3.05		11.10
November		1.63		4.69		2.15		5.75
December		2.30		3.60		2.85		4.20
2009
January		2.01		4.36		2.50		5.25
February		2.00		2.95		2.53		3.70
March		1.52		3.51		2.00		4.30
April		2.81		4.18		3.53		5.05
May		3.82		7.16		4.54		7.85
June		4.75		8.56		5.49		9.27
July		4.51		6.20		5.26		6.88
August (to August 6, 2009)		5.41		6.06		5.96		6.50

On August 6, 2009, the last reported sale price of our Common Shares on the New York Stock Exchange was US$6.05 per share and on the Toronto Stock Exchange was C$6.50 per share.

RISK FACTORS

An investment in our Common Shares entails a high degree of risk. You should carefully consider the following risk factors and other information included or incorporated by reference in this prospectus before deciding to purchase our Common Shares. Specifically, please see “Risks and Uncertainties” in our most recently filed annual information form and “Risk Factors” in our most recently filed annual management’s discussion and analysis and in our most recently filed interim management’s discussion and analysis, as well as “Forward-Looking Information” in each of those documents for a discussion of risks that may affect our business. If any of those matters or the events underlying these risks actually occur, our business, financial condition and results of operations could be materially adversely affected and you may lose all or part of your investment.

Risks Related to Our Common Shares

Fluctuations in the value of the Canadian and U.S. dollars can affect the value of our Common Shares and future dividends, if any.

Our operations and our principal executive offices are in Canada. Accordingly, we report our results in Canadian dollars. If you are a U.S. shareholder, the value of your investment will fluctuate as the U.S. dollar rises and falls against the Canadian dollar. Also, if we pay dividends in the future, we will pay those dividends in Canadian dollars. Accordingly, if the U.S. dollar rises in value relative to the Canadian dollar, the U.S. dollar value of the dividend payments received by a U.S. shareholder would be less than they would have been if exchange rates were stable.

If our share price fluctuates, you could lose a significant part of your investment.

There has been significant volatility in the market price and trading volume of equity securities, which is often unrelated to the financial performance of the companies issuing the securities. The market price of our Common Shares has been and is likely to continue to be similarly volatile, and an investor may not be able to resell our shares at or above the price at which the investor acquired the shares due to fluctuations in the market price of our Common Shares, including changes in price caused by factors unrelated to our operating performance or prospects.

Specific factors that may have a significant effect on the market price for our Common Shares include:

•	changes in projections as to the level of capital spending in the Alberta oil sands region;

•	changes in stock market analyst recommendations or earnings estimates regarding our Common Shares, other comparable companies or the construction or oil and gas industries generally;

•	actual or anticipated fluctuations in our operating results or future prospects;

•	reaction to our public announcements;

•	strategic actions taken by us or our competitors, such as acquisitions or restructurings;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business and operations;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	adverse conditions in the financial markets or general economic conditions, including those resulting from war, incidents of terrorism and responses to such events;

•	sales of Common Shares by us, members of our management team or our existing shareholders; and

•	the extent of analysts’ interest in following our company.

Future sales, or the perception of future sales, of a substantial amount of our Common Shares may depress the price of our Common Shares.

Future sales, or the perception of the availability for sale, of substantial amounts of our Common Shares could adversely affect the prevailing market price of our Common Shares and could impair our ability to raise capital through future sales of equity securities at a time and price that we deem appropriate.

We may issue our Common Shares or convertible securities from time to time as consideration for future acquisitions and investments. In the event any such acquisition or investment is significant, the number of Common Shares or convertible securities that we may issue could be significant. We may also grant registration rights covering those shares or convertible securities in connection with any such acquisitions and investments. Any additional capital raised through the sale of our Common Shares or securities convertible into our Common Shares will dilute your percentage ownership in us.

We currently do not intend to pay cash dividends on our Common Shares, and our ability to pay dividends is limited by the indenture that governs our notes, our subsidiaries’ ability to distribute funds to us and Canadian law.

We have never paid cash dividends on our Common Shares. It is our present intention to retain all future earnings for use in our business, and we do not expect to pay cash dividends on the Common Shares in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend on our results of operations, financial condition, current and anticipated cash needs, contractual restrictions, restrictions imposed by applicable law and other factors that our board of directors considers relevant. Our ability to declare dividends is restricted by the terms of the indenture that governs our 8 3/4% senior notes. See “Description of Certain Indebtedness” in our most recent annual information form.

Substantially all of the assets shown on our consolidated balance sheet are held by our subsidiaries. Accordingly, our earnings and cash flow and our ability to pay dividends are largely dependent upon the earnings and cash flows of our subsidiaries and the distribution or other payment of such earnings to us in the form of dividends.

Our ability to pay dividends is also subject to the satisfaction of a statutory solvency test under Canadian law, which requires that there be no reasonable grounds for believing that (1) we are, or would after the payment be, unable to pay our liabilities as they become due or (2) the realizable value of our assets would be, after payment of the dividend, be less than the aggregate of our liabilities and stated capital of all classes.

Some of our principal shareholders are in a position to affect our ongoing operations, corporate transactions and other matters, and their interests may conflict with or differ from your interests as a shareholder.

Investment entities controlled by The Sterling Group, L.P. and Perry Strategic Capital Inc. collectively hold over 25% of our Common Shares. As a result, these principal shareholders and their affiliates will be able to exert influence over the outcome of most matters submitted to a vote of our shareholders, including the election of members of our board of directors, if they were to act together.

Regardless of whether these principal shareholders maintain a significant interest in our Common Shares, so long as each shareholder holds any of our Common Shares, such shareholder will have certain rights, including the right to obtain copies of financial data and other information regarding us, the right to consult with and advise our management and the right to visit and inspect any of our properties and facilities. See “Interest of Management and Others in Material Transactions – Voting and Corporate Governance Agreement” in our most recent annual information form.

For so long as these principal shareholders own a significant percentage of our outstanding Common Shares, even if less than a majority, they will be able to exercise influence over our business and affairs, including the incurrence of indebtedness by us, the issuance of any additional Common Shares or other equity securities, the repurchase of Common Shares and the payment of dividends, if any, and will have the power to influence the outcome of matters submitted to a vote of our shareholders, including election of directors, mergers, consolidations, sales or dispositions of assets, other business combinations and amendments to our articles of incorporation. The interests of these principal shareholders and their affiliates may not coincide with the interests of our other shareholders. In particular, these principal shareholders and their affiliates are in the business of making investments in companies and they may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with us. These principal shareholders and their affiliates may also pursue, for their own account, acquisition opportunities that may be complementary to our business, and as a result, those acquisition opportunities may not be available to us. So long as these principal shareholders and their affiliates continue to own a significant portion of the outstanding Common Shares, they will continue to be able to influence our decisions.

We are a holding company and rely on our subsidiaries for our operating funds, and our subsidiaries have no obligation to supply us with any funds.

We are a holding company with no operations of our own. We conduct our operations through subsidiaries and are dependent upon our subsidiaries for the funds we need to operate. Each of our subsidiaries is a distinct legal entity and has no obligation to transfer funds to us. The ability of our subsidiaries to transfer funds to us could be restricted by the terms of our financings. The payment of dividends to us by our subsidiaries is subject to legal restrictions as well as various business considerations and contractual provisions, which may restrict the payment of dividends and distributions and the transfer of assets to us.

You may be unable to enforce actions against us and some of our directors and officers under U.S. federal securities laws.

We are a corporation existing under the Canada Business Corporations Act. Consequently, we are and will be governed by all applicable provincial and federal laws of Canada. Many of our directors and officers, and some of the experts named in this Prospectus, are residents of Canada, and all or a substantial portion of their assets, and all or a substantial portion of the Company’s assets, are located outside the United States. Because these persons are located outside the United States, it may not be possible for you to effect service of process within the United States upon those persons. Furthermore, it may not be possible for you to enforce against us or them, in or outside the United States, judgments obtained in U.S. courts, because substantially all of our assets and the assets of these persons are located outside the United States. We have been advised that there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon the U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against us, our directors and officers or other persons named in this Prospectus.

REGISTRATION RIGHTS AGREEMENT

We are party to a registration rights agreement with certain shareholders, including the Selling Shareholders. The shareholders party to the agreement and their permitted transferees are entitled, subject to certain limitations, to include their Common Shares in a registration of Common Shares we initiate under the Securities Act. In the event the aggregate number of Common Shares which the shareholders party to the agreement request us to include in any registration, together, in the case of a registration we initiate, with the Common Shares to be included in such registration, exceeds the number which, in the opinion of the managing underwriter, can be sold in such offering without materially affecting the offering price of such shares, the number of shares of each shareholder to be included in such registration will be reduced pro rata based on the aggregate number of shares for which registration was requested.

The registration rights agreement contains customary provisions whereby we and the shareholders party to the agreement indemnify and agree to contribute to each other with regard to losses caused by the misstatement of any information or the omission of any information required to be provided in a registration statement filed under the Securities Act. The registration rights agreement requires us to pay the expenses associated with any registration other than sales discounts, commissions, transfer taxes and amounts to be borne by underwriters or as otherwise required by law.

For more information about the registration rights agreement, please refer to our annual information form for the fiscal year ended March 31, 2009 dated June 9, 2009.

HISTORICAL FINANCIAL INFORMATION

For our historical financial information for the fiscal years ended March 31, 2009, 2008 and 2007, please refer to our audited consolidated financial statements incorporated by reference in this Prospectus.

MATERIAL INCOME TAX CONSIDERATIONS

Material U.S. Income Tax Considerations

The following discussion addresses the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Common Shares. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, the applicable treasury regulations promulgated under the Internal Revenue Code, judicial authority and current administrative rulings and practice. All of these authorities may change without notice, possibly on a retroactive basis. This summary deals only with holders that will hold Common Shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks and other financial institutions; tax-exempt organizations; persons subject to alternative minimum tax; partnerships and other pass-through entities (as determined for U.S. federal income tax purposes); insurance companies; traders or dealers in securities or currencies; custodians, nominees or similar financial intermediaries holding Common Shares for others; U.S. expatriates or persons that will hold Common Shares as a position in a hedging transaction, straddle or conversion transaction for U.S. federal income tax purposes. This summary does not discuss the tax consequences of any conversion of currency into or out of the U.S. dollar as such a conversion relates to the purchase, ownership or disposition of the Common Shares, nor does it discuss the consequences of any U.S. federal estate and gift tax laws or state, local or foreign tax laws (other than those included under “– Material Canadian Income Tax Considerations”). If a partnership holds our Common Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Shares you should consult your tax advisors. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary. There can be no assurance that the IRS will agree with such statements and conclusions.

THE SUMMARY OF MATERIAL U.S. INCOME TAX CONSIDERATIONS IS INTENDED TO PROVIDE ONLY A GENERAL SUMMARY AND IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES. TAX LAWS ARE VERY COMPLICATED. PROSPECTIVE INVESTORS IN THE COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. Holders

A U.S. Holder is the beneficial owner of a Common Share that, for U.S. federal income tax purposes, is:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, whose world-wide income is subject to U.S. federal income taxation; or

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A non-U.S. Holder is a beneficial owner of a Common Share who is not a U.S. Holder. If a partnership, or other entity treated as a partnership for U.S. federal income tax purposes, holds the Common Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A holder of Common Shares that is a partner of a partnership holding the Common Shares should consult its own tax advisor regarding the U.S. federal tax consequences relating to the purchase, ownership and disposition of the Common Shares.

Treatment of U.S. Holders

A U.S. Holder that receives a distribution with respect to our Common Shares generally must include the amount in gross income as a dividend to the extent attributable to our current and accumulated earnings and profits (as determined under U.S. federal income tax principles). If the distribution (or a portion thereof) is not a dividend because it exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s shares. If the distribution exceeds the adjusted tax basis, the remainder will be taxed as capital gain (see “Sale of Shares” below).

For taxable years beginning before January 1, 2011, a dividend paid by us will generally be taxed at the preferential tax rates applicable to long-term capital gains if (a) we are a “qualified foreign corporation” (as defined below), (b) the U.S. Holder receiving such dividend is an individual, estate, or trust, and (c) such dividend is paid on Common Shares that have been held by such U.S. Holder for at least 61 days during the 121-day period beginning 60 days before the “ex-dividend date.” A “qualified foreign corporation” includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States. Since we are eligible for the benefits of the tax treaty between Canada and the United States, and the treaty has been determined to be a comprehensive income tax treaty, we are a “qualified foreign corporation.”

U.S. Holders may deduct any Canadian tax withheld from distributions in computing their U.S. federal taxable income. Alternatively, a U.S. Holder may claim a credit against U.S. federal income tax liability (see “Foreign Tax Credit” below). Corporate U.S. Holders generally will not be allowed a dividends-received deduction with respect to any dividends from us.

Foreign Tax Credit

Generally, dividends to a U.S. Holder will be treated as passive income (or “passive category income” for taxable years beginning after December 31, 2006) for foreign tax credit purposes. Subject to some limitations, a U.S. Holder may elect to claim a credit against its U.S. federal income tax liability (in lieu of a deduction) for Canadian withholding tax deducted from our distributions. The credit is limited to U.S. federal income tax attributable to a U.S. Holder’s passive income from foreign sources. Since we are a qualified foreign corporation for non-corporate U.S. Holders, our dividends qualify for taxation at the same preferential rates that apply to long-term capital gains. Consequently, the dividend amount that would otherwise be treated as received from foreign sources is reduced by multiplying the dividend by a fraction, the numerator of which is the preferential capital gains rate and the denominator of which is the ordinary income tax rate applicable to the U.S. Holder. The effect of this reduction is to reduce the federal income attributable to foreign source income against which the credit may be claimed. Canadian withholding taxes that cannot be claimed as a credit in the year paid may be carried back to the preceding year and forward ten years, subject to the same limitations.

Sale of Shares

A U.S. Holder generally will recognize capital gain or loss on the sale of our shares equal to the difference between: (a) the amount of cash plus the fair market value of any property received for the shares and (b) the U.S. Holder’s adjusted tax basis in the shares. The gain or loss will be treated as capital gain or loss from the U.S. sources. It will be long-term capital gain or loss if the U.S. Holder has held the shares for more than 12 months. The top marginal rate applicable to net long-term capital gain for a non-corporate U.S. Holder is currently 15%. There is no preferential long-term gain rate for corporate U.S. Holders. Any capital gain that is not long-term capital gain is short-term capital gain and is taxed at ordinary income rates. Deduction of capital losses is subject to certain limitations.

Controlled Foreign Corporations

U.S. Holders that own stock in a foreign corporation that is classified as a “controlled foreign corporation” (“CFC”) may be subject to current taxation on certain earnings of the CFC. A CFC is a foreign corporation more than 50% of whose total voting power or value is owned by U.S. shareholders. For these purposes, a U.S. shareholder is any person or entity that owns, directly or indirectly, 10% or more of the total combined voting power of the foreign corporation. Based on the expected distribution of our Common Shares among U.S. Holders and non-U.S. Holders, we do not expect to be classified as a CFC. However, future ownership changes could cause us to become a CFC. Potential U.S. Holders are advised to consult their tax advisors concerning the potential application of the CFC rules to their particular circumstances.

Non-U.S. Holders

Non-U.S. Holders should not be subject to U.S. federal income tax with respect to dividends and proceeds received on the sale, exchange or redemption of our Common Shares.

Information Reporting and Backup Withholding

In general, holders may be subject to information reporting and backup withholding at a rate of 28% with respect to dividends and proceeds received on the sale, exchange, or redemption of a common share. The information reporting and backup withholding requirements discussed below generally do not apply to payments to corporations, whether domestic or foreign.

An individual U.S. Holder generally will be subject to backup withholding on payments or proceeds received through a U.S. broker or nominee unless such U.S. Holder provides its taxpayer identification number to the payor on a properly executed Internal Revenue Service Form W-9 or other similar form and the IRS has not notified the payor that backup withholding is required for such U.S. Holder. A non-U.S. Holder generally will be subject to backup withholding on payments or proceeds received through a U.S. broker or nominee unless such non-U.S. Holder certifies its foreign status by providing a properly executed Internal Revenue Service Form W-8 BEN, W-8 IMY, W-8 ECI or W-8EXP.

Backup withholding is not an additional tax, and any amount withheld under the backup withholding rules will be creditable against the U.S. federal tax liability of such holder and may give rise to a refund upon furnishing the required information to the Internal Revenue Service.

Material Canadian Income Tax Considerations

The following summarizes the main Canadian federal income tax consequences applicable to a holder that acquires Common Shares pursuant to the offering contemplated by this Prospectus and who, at all times for purposes of the Income Tax Act (Canada) (the “Act”), is the beneficial owner of the Common Shares, holds the Common Shares as capital property, deals at arm’s length with us and with the Selling Shareholders, is not affiliated with us or a Selling Shareholder, is not a resident and is not deemed to be a resident of Canada during any taxation year in which it owns the Common Shares, and does not use or hold the Common Shares in the course of carrying on, or otherwise in connection with, a business in Canada (a “non-Canadian holder”). This summary does not deal with special situations, such as the particular circumstances of traders or dealers, limited liability companies, partnerships, tax exempt entities, insurers or financial institutions.

This summary is based on the relevant provisions of the Act and the regulations thereunder (the “Regulations”) and our Canadian counsel’s understanding of the published administrative and assessing practices of the Canada Revenue Agency as of the date hereof. It also takes into account specific proposals to amend the Act and the Regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof but there is no certainty that such proposals will be enacted in the form proposed, if at all. This summary does not otherwise take into account or anticipate any changes in law, whether by way of legislative, judicial or governmental action or interpretation, nor does it address any provincial, territorial or foreign income tax considerations.

In this summary we do not purport to address all tax considerations that may be important to a particular non-Canadian holder, in light of the holder’s circumstances, concerning the consequences of acquiring, holding or disposing of Common Shares. We encourage non-Canadian holders to consult their own tax advisors having regard to their particular circumstances.

Dividends

A non-Canadian holder will generally be subject to a 25% Canadian withholding tax on dividends we pay or credit, or are deemed to pay or credit, on the Common Shares. This rate may be reduced under the provisions of an applicable income tax convention between Canada and the non-Canadian holder’s country of residence. A non Canadian holder who is resident in the United States and who qualifies for the benefits of the Canada-United States Income Tax Convention (1980) (the “U.S. Treaty”) will generally be entitled to a 15% rate of withholding tax for dividends.

Dispositions

A non-Canadian holder will not be subject to tax under the Act in respect of any capital gain realized on the disposition of Common Shares provided that such Common Shares are not “taxable Canadian property” (as defined in the Act) at the time of the disposition.

Provided that at the time of a disposition our Common Shares are listed on a designated stock exchange (which includes The New York Stock Exchange and the Toronto Stock Exchange), the Common Shares will generally not be taxable Canadian property to a non-Canadian holder, unless, at any time during the five year period immediately preceding the disposition, the non-Canadian holder, persons with whom the non-Canadian holder did not deal at arm’s length, or the non-Canadian holder together with such persons, owned 25% or more of our issued shares of any class or series. Notwithstanding the foregoing, a Common Share may be deemed to be taxable Canadian property in certain other circumstances set out in the Act.

A non-Canadian holder’s taxable capital gain in respect of shares that are taxable Canadian property will be one-half of the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed the adjusted cost base of the shares to the holder. The U.S. Treaty provides an exemption from Canadian capital gains tax for a non-Canadian holder who is a resident of the United States for purposes of the U.S. Treaty and who qualifies for the benefits of the U.S. Treaty, provided that our Common Shares do not derive their value principally from real property situated in Canada.

A NON-CANADIAN HOLDER WHOSE SHARES ARE TAXABLE CANADIAN PROPERTY AT THE TIME OF A DISPOSITION MAY BE REQUIRED TO FILE A CANADIAN INCOME TAX RETURN FOR THAT TAXATION YEAR, DEPENDING ON THE HOLDER’S PARTICULAR CIRCUMSTANCES.

PLAN OF DISTRIBUTION

The Company and the Selling Shareholders may sell the Common Shares to or through underwriters or dealers, and also may sell Common Shares to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters or dealers, the purchase price or prices of the Common Shares and the proceeds to the Company and any Selling Shareholders from the sale of the Common Shares. Unless otherwise indicated in a prospectus supplement, any agents will agree to use their reasonable best efforts to solicit purchases of Common Shares for the period of their appointment.

The Common Shares may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. The prices at which the Common Shares may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Common Shares at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Common Shares at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Common Shares is less than the gross proceeds paid by the underwriters to the Company and any Selling Shareholders, as applicable.

The methods by which the Common Shares may be sold or distributed by a Selling Shareholder also may include, but is not limited to, the following, as permitted by applicable law:

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

•	an exchange distribution in accordance with the rules of such exchange;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	privately negotiated transactions;

•

a cross or block trade in which the broker or dealer so engaged will attempt to sell the Common Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives thereof, in connection with which the Selling Shareholder may sell and deliver the Common Shares;

•	short sales or borrowings, returns and reborrowings of the Common Shares pursuant to stock loan agreements to settle short sales; and

•	a combination of such methods of sale or distribution.

Underwriters, dealers or agents who participate in the distribution of Common Shares may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

The Company will bear all costs, expenses and fees in connection with the registration of the Common Shares. The Selling Shareholders will bear their respective brokerage commissions and similar selling expenses, if any, attributable to the sale of their respective Common Shares. We have agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under securities legislation, or to contribute to payments they may be required to make because of those liabilities. Each Selling Shareholder has agreed to indemnify us and our affiliates against certain liabilities, including liabilities under securities legislation, or to contribute to payments we and our affiliates may be required to make because of those liabilities, based on information supplied to us by that Selling Shareholder.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar of the Company is CIBC Mellon Trust Co. and the address of CIBC Mellon Trust Co. is located at 600 The Dome Tower, 333 – 7 Avenue SW, Calgary, Alberta, T2P 2Z1.

INTERESTS OF EXPERTS, LEGAL MATTERS AND AUDITORS

Certain legal matters relating to the offering of the Common Shares will be passed upon by Borden Ladner Gervais LLP as to matters of Canadian law and by Bracewell & Giuliani LLP as to matters of U.S. law, on behalf of the Company. As at the date hereof, the partners and associates of Borden Ladner Gervais LLP, as a group, own, directly or indirectly, less than 1% of the outstanding Common Shares of the Company. Certain members of Bracewell & Giuliani LLP own less than 1% of our outstanding Common Shares. If any underwriters or dealers named in a Prospectus Supplement retain their own counsel to pass upon legal matters relating to the Common Shares, such counsel will be named in the Prospectus Supplement.

The auditors of the Company are KPMG LLP, 10125 102nd Street, N.W. Edmonton, Alberta T5J 3V8. The consolidated balance sheets of North American Energy Partners Inc. as at March 31, 2009 and 2008 and the consolidated statements of operations, comprehensive (loss) income and deficit and cash flows for each of the years in the three-year period ended March 31, 2009 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of KPMG LLP, Chartered Accountants, given on the authority of such firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is a corporation existing under the Canada Business Corporations Act. Consequently, the Company is and will be governed by all applicable provincial and federal laws of Canada. Many of the Company’s directors and officers, and some of the experts named in this Prospectus, are residents of Canada, and all or a substantial portion of their assets, and all or a substantial portion of the Company’s assets, are located outside the United States. Because these persons are located outside the United States, it may not be possible for you to effect service of process within the United States upon those persons. Furthermore, it may not be possible for you to enforce against us or them, in or outside the United States, judgments obtained in U.S. courts, because substantially all of our assets and the assets of these persons are located outside the United States. We have been advised that there is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon the U.S. federal securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against us, our directors and officers or other persons named in this Prospectus.

The Company filed with the SEC, concurrently with its registration statement on Form F-10 of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed C T Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York USA, 10011, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of the Securities under this Prospectus.

The Selling Shareholders are incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or reside outside of Canada. Although the Selling Shareholders have appointed or will appoint North American Energy Partners Inc. at Zone 3, Acheson Industrial Area, 2-53016 Highway 60, Acheson, Alberta, T7X 5A7, Canada, as their respective agent(s) for service of process in each of the provinces and territories of Canada, except Québec, it may not be possible for investors to enforce judgements obtained in Canada against the Selling Shareholders.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the registration statement of which this Prospectus forms a part: the documents set out under the heading “Documents Incorporated by Reference”; the consents of auditors, counsel and engineers; and the powers of attorney from the directors of the Company.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to applicable provisions of the securities legislation of such purchaser’s province for the particulars of these rights or consult with a legal adviser.

PART II.

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Applicable Laws of Canada

Section 124 of the Canada Business Corporations Act provides that a corporation may indemnify a present or former director or officer of the corporation, or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, provided that the individual (a) acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, the other entity; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.

Section 124 of the Canada Business Corporations Act also provides that a corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the moneys if the individual does not fulfill the conditions set out in set out in subsections (a) and (b) above.

A corporation may, with the approval of a court, indemnify an individual referred to above, or advance moneys as set out above, in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in subsections (a) and (b) above.

Notwithstanding the above, an individual is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described above, if the individual seeking indemnity (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; (b) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and (c) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.

By-laws

The by-laws of North American Energy Partners Inc. (the “Registrant”) provide that, subject to the limitations contained in the Canada Business Corporations Act, the corporation shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other action or proceeding in which the individual is involved because of such individual’s association with the corporation or other entity, if the individual (a) acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the request of the corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. The by-laws also provide that the corporation may advance moneys to an individual entitled to indemnification for the costs, charges and expenses of such proceedings.

*         *         *

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

EXHIBITS

Exhibit Number		Description
3.1	*	Form of Underwriting Agreement.

4.1

Annual Information Form for the fiscal year ended March 31, 2009, dated June 9, 2009 (incorporated by reference to Exhibit 99.1 to North American Energy Partners Inc.’s Annual Report on Form 40-F filed with the SEC on June 9, 2009 (File No. 001-33161)).

4.2

Audited consolidated financial statements for the fiscal year ended March 31, 2009 (incorporated by reference to Exhibit 99.2 to North American Energy Partners Inc.’s Annual Report on Form 40-F filed with the SEC on June 9, 2009 (File No. 001-33161)).

4.3

Management’s Discussion and Analysis for the fiscal year ended March 31, 2009 (incorporated by reference to Exhibit 99.3 to North American Energy Partners Inc.’s Annual Report on Form 40-F filed with the SEC on June 9, 2009 (File No. 001-33161)).

4.4		Notice of Annual Meeting and Management Information Circular (incorporated by reference to North American Energy Partners Inc.’s Form 6-K furnished to the SEC on July 31, 2009 (File No. 001-33161)).

4.5

Unaudited consolidated financial statements as at and for the three month period ended June 30, 2009 (incorporated by reference to North American Energy Partners Inc.’s Form 6-K furnished to the SEC on August 4, 2009 (File No. 001-33161)).

4.6

Management’s Discussion and Analysis for the three month period ended June 30, 2009 (incorporated by reference to North American Energy Partners Inc.’s Form 6-K furnished to the SEC on August 4, 2009 (File No. 001-33161)).

5.1		Consent of KPMG LLP.

6.1		Powers of Attorney. (pages III-3 to III-11 of the Registration Statement)

*	To be filed by amendment or by Form 6-K.

II-2

PART III.

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process.

Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written Appointment of Agent for Service of Process and Undertaking on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by an amendment to Form F-X referencing the file number of the relevant registration statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Acheson, Province of Alberta, Country of Canada on August 7, 2009.

NORTH AMERICAN ENERGY PARTNERS INC.

By:	/s/ DAVID BLACKLEY
Name:	David Blackley
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed by the following persons in the capacities indicated on August 7, 2009.

Signature	Title

/s/ DAVID BLACKLEY David Blackley	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ GEORGE R. BROKAW* George R. Brokaw	Director

/s/ JOHN A. BRUSSA* John A. Brussa	Director

/s/ PETER DODD* Peter Dodd	Director

/s/ JOHN D. HAWKINS* John D. Hawkins	Director and authorized representative in the United States

/s/ RONALD A. MCINTOSH* Ronald A. McIntosh	Chairman of the Board

/s/ WILLIAM C. OEHMIG* William C. Oehmig	Director

/s/ RODNEY J. RUSTON* Rodney J. Ruston	Director, President and Chief Executive Officer (Principal Officer)

/s/ ALLEN R. SELLO* Allen R. Sello	Director

/s/ PETER W. TOMSETT* Peter W. Tomsett	Director

/s/ K. RICK TURNER* K. Rick Turner	Director

*By:	/s/ DAVID BLACKLEY

David Blackley
Attorney-in-fact for persons indicated

III-2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of North American Energy Partners Inc., a Canadian federal corporation (the “Corporation”), hereby constitutes and appoints David Blackley and Rodney J. Ruston, and each of them (with full power to each of them to act alone), the undersigned’s true and lawful attorney-in-fact and agent, for the undersigned and on the undersigned’s behalf and in the undersigned’s name, place and stead, in any and all capacities, to sign, execute and file (i) with the Securities and Exchange Commission a registration statement on Form F-10 (or other appropriate form) and (ii) to the extent permitted by applicable law, any documents, applications, certificates, undertakings and writings in connection with the public offering of common shares in the capital of the Corporation in Canada, in each case for the purpose of registering the public offering of common shares of the Corporation, together with all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereto signed this power of attorney this 31 day of July, 2009.

/S/ GEORGE R. BROKAW
George R. Brokaw

III-3

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of North American Energy Partners Inc., a Canadian federal corporation (the “Corporation”), hereby constitutes and appoints David Blackley and Rodney J. Ruston, and each of them (with full power to each of them to act alone), the undersigned’s true and lawful attorney-in-fact and agent, for the undersigned and on the undersigned’s behalf and in the undersigned’s name, place and stead, in any and all capacities, to sign, execute and file (i) with the Securities and Exchange Commission a registration statement on Form F-10 (or other appropriate form) and (ii) to the extent permitted by applicable law, any documents, applications, certificates, undertakings and writings in connection with the public offering of common shares in the capital of the Corporation in Canada, in each case for the purpose of registering the public offering of common shares of the Corporation, together with all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereto signed this power of attorney this 30 day of July, 2009.

/S/ JOHN A. BRUSSA
John A. Brussa

III-4

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of North American Energy Partners Inc., a Canadian federal corporation (the “Corporation”), hereby constitutes and appoints David Blackley and Rodney J. Ruston, and each of them (with full power to each of them to act alone), the undersigned’s true and lawful attorney-in-fact and agent, for the undersigned and on the undersigned’s behalf and in the undersigned’s name, place and stead, in any and all capacities, to sign, execute and file (i) with the Securities and Exchange Commission a registration statement on Form F-10 (or other appropriate form) and (ii) to the extent permitted by applicable law, any documents, applications, certificates, undertakings and writings in connection with the public offering of common shares in the capital of the Corporation in Canada, in each case for the purpose of registering the public offering of common shares of the Corporation, together with all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereto signed this power of attorney this 29 day of July, 2009.

/S/ PETER DODD
Peter Dodd

III-5

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of North American Energy Partners Inc., a Canadian federal corporation (the “Corporation”), hereby constitutes and appoints David Blackley and Rodney J. Ruston, and each of them (with full power to each of them to act alone), the undersigned’s true and lawful attorney-in-fact and agent, for the undersigned and on the undersigned’s behalf and in the undersigned’s name, place and stead, in any and all capacities, to sign, execute and file (i) with the Securities and Exchange Commission a registration statement on Form F-10 (or other appropriate form) and (ii) to the extent permitted by applicable law, any documents, applications, certificates, undertakings and writings in connection with the public offering of common shares in the capital of the Corporation in Canada, in each case for the purpose of registering the public offering of common shares of the Corporation, together with all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereto signed this power of attorney this 30 day of July, 2009.

/S/ RONALD A. MCINTOSH
Ronald A. McIntosh

III-6

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of North American Energy Partners Inc., a Canadian federal corporation (the “Corporation”), hereby constitutes and appoints David Blackley and Rodney J. Ruston, and each of them (with full power to each of them to act alone), the undersigned’s true and lawful attorney-in-fact and agent, for the undersigned and on the undersigned’s behalf and in the undersigned’s name, place and stead, in any and all capacities, to sign, execute and file (i) with the Securities and Exchange Commission a registration statement on Form F-10 (or other appropriate form) and (ii) to the extent permitted by applicable law, any documents, applications, certificates, undertakings and writings in connection with the public offering of common shares in the capital of the Corporation in Canada, in each case for the purpose of registering the public offering of common shares of the Corporation, together with all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereto signed this power of attorney this 31 day of July, 2009.

/S/ JOHN D. HAWKINS
John D. Hawkins

III-7

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of North American Energy Partners Inc., a Canadian federal corporation (the “Corporation”), hereby constitutes and appoints David Blackley and Rodney J. Ruston, and each of them (with full power to each of them to act alone), the undersigned’s true and lawful attorney-in-fact and agent, for the undersigned and on the undersigned’s behalf and in the undersigned’s name, place and stead, in any and all capacities, to sign, execute and file (i) with the Securities and Exchange Commission a registration statement on Form F-10 (or other appropriate form) and (ii) to the extent permitted by applicable law, any documents, applications, certificates, undertakings and writings in connection with the public offering of common shares in the capital of the Corporation in Canada, in each case for the purpose of registering the public offering of common shares of the Corporation, together with all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereto signed this power of attorney this 29 day of July, 2009.

/S/ WILLIAM C. OEHMIG
William C. Oehmig

III-8

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of North American Energy Partners Inc., a Canadian federal corporation (the “Corporation”), hereby constitutes and appoints David Blackley and Rodney J. Ruston, and each of them (with full power to each of them to act alone), the undersigned’s true and lawful attorney-in-fact and agent, for the undersigned and on the undersigned’s behalf and in the undersigned’s name, place and stead, in any and all capacities, to sign, execute and file (i) with the Securities and Exchange Commission a registration statement on Form F-10 (or other appropriate form) and (ii) to the extent permitted by applicable law, any documents, applications, certificates, undertakings and writings in connection with the public offering of common shares in the capital of the Corporation in Canada, in each case for the purpose of registering the public offering of common shares of the Corporation, together with all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereto signed this power of attorney this 30 day of July, 2009.

/S/ ALLEN R. SELLO
Allen R. Sello

III-9

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of North American Energy Partners Inc., a Canadian federal corporation (the “Corporation”), hereby constitutes and appoints David Blackley and Rodney J. Ruston, and each of them (with full power to each of them to act alone), the undersigned’s true and lawful attorney-in-fact and agent, for the undersigned and on the undersigned’s behalf and in the undersigned’s name, place and stead, in any and all capacities, to sign, execute and file (i) with the Securities and Exchange Commission a registration statement on Form F-10 (or other appropriate form) and (ii) to the extent permitted by applicable law, any documents, applications, certificates, undertakings and writings in connection with the public offering of common shares in the capital of the Corporation in Canada, in each case for the purpose of registering the public offering of common shares of the Corporation, together with all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereto signed this power of attorney this 31 day of July, 2009.

/S/ PETER W. TOMSETT
Peter W. Tomsett

III-10

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of North American Energy Partners Inc., a Canadian federal corporation (the “Corporation”), hereby constitutes and appoints David Blackley and Rodney J. Ruston, and each of them (with full power to each of them to act alone), the undersigned’s true and lawful attorney-in-fact and agent, for the undersigned and on the undersigned’s behalf and in the undersigned’s name, place and stead, in any and all capacities, to sign, execute and file (i) with the Securities and Exchange Commission a registration statement on Form F-10 (or other appropriate form) and (ii) to the extent permitted by applicable law, any documents, applications, certificates, undertakings and writings in connection with the public offering of common shares in the capital of the Corporation in Canada, in each case for the purpose of registering the public offering of common shares of the Corporation, together with all amendments thereto, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereto signed this power of attorney this 29 day of July, 2009.

/S/ K. RICK TURNER
K. Rick Turner

III-11

EXHIBIT INDEX

Exhibit Number	Description
3.1*	Form of Underwriting Agreement.

4.1

Annual Information Form for the fiscal year ended March 31, 2009, dated June 9, 2009 (incorporated by reference to Exhibit 99.1 to North American Energy Partners Inc.’s Annual Report on Form 40-F filed with the SEC on June 9, 2009 (File No. 001-33161)).

4.2

Audited consolidated financial statements for the fiscal year ended March 31, 2009 (incorporated by reference to Exhibit 99.2 to North American Energy Partners Inc.’s Annual Report on Form 40-F filed with the SEC on June 9, 2009 (File No. 001-33161)).

4.3

Management’s Discussion and Analysis for the fiscal year ended March 31, 2009 (incorporated by reference to Exhibit 99.3 to North American Energy Partners Inc.’s Annual Report on Form 40-F filed with the SEC on June 9, 2009 (File No. 001-33161)).

4.4	Notice of Annual Meeting and Management Information Circular (incorporated by reference to North American Energy Partners Inc.’s Form 6-K furnished to the SEC on July 31, 2009 (File No. 001- 33161)).

4.5

Unaudited consolidated financial statements as at and for the three month period ended June 30, 2009 (incorporated by reference to North American Energy Partners Inc.’s Form 6-K furnished to the SEC on August 4, 2009 (File No. 001-33161)).

4.6

Management’s Discussion and Analysis for the three month period ended June 30, 2009 (incorporated by reference to North American Energy Partners Inc.’s Form 6-K furnished to the SEC on August 4, 2009 (File No. 001-33161)).

5.1	Consent of KPMG LLP.

6.1	Powers of Attorney. (pages III-3 to III-11 of the Registration Statement)

*	To be filed by amendment or by Form 6-K.